Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Director and Stockholders
Aoxing Pharmaceutical Company, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-205148) and in the Registration Statement on Form S-8 (No. 333-177641) of Aoxing Pharmaceutical Company, Inc. of our report dated October 9, 2015, relating to the consolidated financial statements of Aoxing Pharmaceutical Company, Inc. which appear in this Annual Report on Form 10-K.

/s/ BDO China Shu Lun Pan Certified Public Accountants
BDO China Shu Lun Pan Certified Public Accountants

Shanghai, People’s Republic of China
October 13, 2015